Exhibit 10.14.1

Execution Version

SUPPLY AND MANUFACTURING AGREEMENT

This SUPPLY AND MANUFACTURING AGREEMENT (this “Agreement”) is made by and between STRATEC Biomedical AG (formerly STRATEC Biomedical Systems AG), a stock corporation formed under the laws of the Federal Republic of Germany, having its principal place of business at Gewerbestrasse 37, D-75217 Birkenfeld-Graefenhausen, Germany (“STRATEC”) and Quanterix Corporation, One Kendall Square, Suite B14201, Cambridge, MA 02139 (hereinafter referred to as “QTX”, and both STRATEC and QTX are referred to as the Parties).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Development Agreement (as defined below).

WHEREAS, STRATEC is engaged in and has expertise and experience in developing and manufacturing analytical and diagnostic systems and components in the biomedical field;

WHEREAS, QTX is engaged in the business of designing, developing, and marketing biomedical diagnostic products;

WHEREAS, STRATEC and QTX have signed a Development Services and Equity Participation Agreement, dated August 15, 2011, for the design and development of the Instrument for QTX (hereafter “the Development Agreement”);

WHEREAS, QTX has requested that STRATEC manufacture and supply the Instrument following the successful completion of the activities to be undertaken in the scope of the Development Agreement on the terms and the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein set forth, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1                               Affiliate.  As used herein, “Affiliate” shall mean an incorporated or unincorporated entity, wherever organized, which controls, is controlled by or is under common control with STRATEC or QTX.  Control means the direct or indirect legal, equitable or factual power to select a majority of the members of, or otherwise to direct the decisions made by, the directors or other governing authorities of an organization (determined without regard to events of default of fiduciary obligations which might limit or restrict exercise of such power).

1.2                               Business Hours.  As used herein, “Business Hours” shall mean the time between 9.00 a.m. and 5.00 p.m. GMT+1 on any Monday through Friday day defined as such in the state of Baden-Wuerttemberg of the Federal Republic of Germany.

1.3                               Customer.  As used herein, “Customer” means any person, corporation, company, association, partnership, governmental or other legal entity that is the final purchaser of a Instrument, and whose use of a Instrument results in the Instrument’s consumption, destruction or loss of activity.  Customer shall not include any authorized distributor, sub-distributor or any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

other person, corporation, company, association, partnership, governmental or other legal entity under a like arrangement.

1.4                               FDA.  As used herein, “FDA” means the United States Food and Drug Administration, or any successor agency.

1.5                               Effective Date.  The Effective Date of this Agreement means the date that Milestone 1 of the Development Agreement has been met.

1.6                               GMP.  As used herein, “GMP” means current good manufacturing practices, including without limitation the FDA’s Quality System Regulations pursuant to Title 21 of the United States Code of Federal Regulations, Part 820, as applicable to the manufacture of a Class 2 medical instrument to gain 510(k) approval by the FDA.

1.7                               Instrument Software.  As used herein, “Instrument Software” means the programs to interact with the computer hardware to control and operate the Instrument, consisting of but not limited to (i) instrument control software (ii) service software, and (iii) data management software.

1.8                               Instrument.  As used herein, “Instrument” shall mean a platform instrument comprising of a Single Molecule Array (SiMoA™) LSR and subsequently the Aurora IVD instrument analyzer as described in Exhibit 1 in the Development Agreement

1.9                               Instrument Specifications.  As used herein, “Instrument Specifications” means the specifications for each of the Instrument, including such exterior colors, trade names, trademarks and other markings as the Parties have agreed upon, and performance specifications to be used for testing the Instruments delivered hereunder, according to STRATEC’s general testing procedures, all as set forth in the Product Design Requirements (“PDR”) attached to the Development Agreement as Exhibit 1 thereto and the Product Specification Document (“PSD”) (and as they may be subsequently revised in accordance with the Development Agreement).

1.10                        Project Parameters.  As used herein, “Project Parameters” shall mean: (a) the Product Design Requirements (“PDR”); (b) the PSD which includes the Instrument Specifications; (c) the Reliability Program Plan; (d) the Project Planning Documents, including the Project Schedule, containing a list of Milestones and the dates of completion for those Milestones; (e) the Project Proposal; (f) Acceptance Criteria; and (g) Shipping Criteria.  The preliminary Project Parameters (other than with respect to the PSD), as they exist as of the Effective Date of the Development Agreement, are attached to the Development Agreement as Exhibit 1 thereto.

1.11                        Production Instrument.  As used herein, “Production Instrument” means an Instrument manufactured by STRATEC using series-level manufacturing techniques pursuant to the Development Agreement.

1.12                        Territory.  As used herein, “Territory” means worldwide.

1.13                        Term.  As used herein, “Term” or “Term of this Agreement” means the period of effectiveness of this Agreement, which shall commence on the Effective Date and shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

terminable after twelve (12) months written notice by either Party however not before the Minimum Aggregate Purchase Commitment of [***] LSR Instruments over a period of seven (7) years, (as defined in Section 5.3), has been purchased and fully paid for by QTX unless extended or terminated earlier as set forth in Article 11.

ARTICLE 2
EXCLUSIVE PRODUCTION AND SUPPLY

2.1                               Exclusive Production and Supply Relationship.  STRATEC shall manufacture and supply Instruments to QTX. STRATEC shall not sell Instruments to any party other than QTX.  QTX shall place binding orders, purchase and pay for such Instrument to and with STRATEC as set forth in this Agreement.  Subject to STRATEC’s ability to meet QTX’s demand for Instruments as set forth in forecasts and purchase orders issued by QTX, QTX shall exclusively purchase Instruments solely from STRATEC and QTX shall not manufacture itself or have manufactured or purchase Instruments from any party other than STRATEC.

ARTICLE 3
REGULATORY MATTERS AND INSTRUMENT CERTIFICATIONS

3.1                               Regulatory Approval.  QTX shall, in close and reasonable cooperation with STRATEC, at its option and own expense, seek regulatory approvals or effect registrations necessary in order to sell the Instruments in the [***] or as agreed upon on a case by case basis in the Territory, and may maintain such approvals and registrations, as necessary, throughout the Term.  QTX shall bear all costs in connection with obtaining and maintaining any such approvals or registrations.  STRATEC shall provide reasonable support to obtain such approvals or affect such registrations solely by supplying to QTX all information legally required of QTX for the preparation of submissions (including Form 510k) to the FDA and/or other applicable registry agencies in the [***] or as agreed upon a case by case basis, including without limitation European regulatory agencies, and by providing informal consultations through technical representatives upon QTX’s reasonable request.  [***].

3.2                               Regulatory Compliance.  STRATEC shall manufacture Production Instruments in compliance with the applicable requirements of the various regulatory agencies and standards of the [***].  Should Instrument modifications be required in order to maintain such compliance and obtain and maintain any required certifications by independent third party certification authorities in the [***], QTX shall be liable for any such additional expenses, except to the extent such expenses are due to STRATEC’s negligence.

3.3                               Notification of Defects or Need for Corrective Action.  Should either Party become aware of any facts that any Instrument corrective action is required in order to bring a Instrument into compliance with the regulatory and certification requirements referred to in Section 3.2 hereof or the relevant applicable laws or regulations, each Party shall promptly notify the other in reasonable detail.  QTX shall first consult with STRATEC to determine the most appropriate Instrument corrective action and the corresponding costs under the particular circumstances.  Unless STRATEC has breached its obligations, QTX shall be pay for all expenses related to providing to QTX with all parts, Instrument Software and components required to be replaced as part of a Instrument or field corrective action or recall.  QTX shall, at its own expense, be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

responsible for arranging all labor, transport, travel and any other expenses necessary to replace such parts, Instrument Software and components.  Each Party shall notify the other Party promptly in writing if it becomes aware of any defect or condition which may render any Instrument in violation of such regulatory and certification requirements or any applicable law or regulation.

3.4                               Complaints.  Each Party will promptly provide to the other copies of all significant consumer complaints received by such Party that are relevant to the performance, reliability or safety of the Instruments.  STRATEC and QTX will cooperate in investigating such complaints in accordance with FDA regulations, applicable international standards, and the STRATEC Complaint Handling procedure set forth in Exhibit 2.  The Parties will negotiate reasonably and in good faith to adopt mutually-agreed procedures for handling complaints and instrument performance issues.  QTX shall be obligated to use STRATEC’s web-based complaint handling tool for notification of any other matter affecting the Instruments that may reasonably (i) be construed as a safety or performance problem; (ii) cause any FDA or similar governmental action; or (iii) adversely affect QTX’s marketing of the Instruments.

3.5                               Instrument Recall.  QTX shall be responsible for filing all notifications and alerts with the FDA, European regulatory agencies and any other governmental regulatory agency within the Territory.  Both Parties shall cooperate in the handling and disposition of such recall, market withdrawal or correction.  In the event of a recall, or any Instruments corrective action that would meet the criteria contained in the FDA Medical Device Recall Authority Provisions as set forth in 21 Code of Federal Regulations Part 810 or those of an European regulatory agency, QTX shall promptly, in no event later than two (2) business days after receipt of such information or notice, notify STRATEC thereof in reasonable detail including the provision of copies of any notices or demands for recall, to enable STRATEC to consider any corrective actions.

3.6                               Retention of Technical Documentation.  Both Parties shall, at no additional charge, prepare and retain for a period of five (5) years after the last Instrument has been manufactured and delivered to QTX under this Agreement complete and accurate technical documentation, product declarations and certifications and other reports and records relating to each of the Instruments, and such other documentation and records as required by the FDA within the Territory.

ARTICLE 4
MANUFACTURING, LABELING, AND INSTRUMENT LITERATURE

4.1                               Change Control.  STRATEC will not modify any of the Instruments to be delivered to QTX hereunder, or the corresponding Instrument Specifications, manufacturing processes, quality control procedures relating directly to the manufacturing of the Instrument, labeling, artwork or color standards relating to such Instruments, except in accordance with the mutually agreed Change Control procedure.  STRATEC will use its established change management procedure (Exhibit 3) in order to process such modifications in its system.  Unless requested otherwise by any of the Parties hereto requests for approval of modifications shall be submitted to QTX at least thirty (30) days prior to the proposed implementation date.  Any price adjustment

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

resulting from a Instrument modification or substitution for non-available components shall be negotiated in good faith by the Parties within thirty (30) days following the notice by STRATEC and such price adjustment shall not be unreasonably rejected by QTX.

4.2                               Alteration of Instrument, Assay Protocol and/or Chemistry.  Any alteration or modification by QTX of any Instrument, or any configuration of an assay protocol and/or the related chemistry that is outside of the scope of the Instrument Specifications, including equipment and/or software, performed without the prior written consent of STRATEC (including as a part of the Change Control procedure), which shall not be unreasonably withheld, shall relieve STRATEC of its warranty and reliability obligations to the extent such alteration or modification, in STRATEC’s reasonable opinion, negatively affects Instrument performance or reliability.

4.3                               Modifications.  During the Term, each Party may, in accordance with the mutually agreed Change Control procedure, as implemented and amended from time to time by STRATEC, request modifications in the Instruments or the Instrument Specifications, labeling, packaging, artwork or color standards relating to the Instruments.  STRATEC shall use its reasonable efforts to implement such modifications, provided they (i) comply with applicable laws, regulations and standards as set forth herein; (ii) likely will not cause adverse changes regarding costs, pricing or timing; and (iii) are technically feasible in STRATEC’s reasonable discretion.  All costs associated to such modifications requested by the QTX shall be at the expense of QTX.

4.4                               Instrument Labeling.  All Instruments shall be marked by STRATEC with labels in compliance with mutually identified applicable laws and regulations and as specified by QTX.  QTX shall supply such instrument labeling artwork or graphics, at QTX’s expense, to STRATEC from time to time as necessary to enable STRATEC to have instrument labeling prepared to QTX’s specifications for application to or use with the Instruments.  Instruments, may be marketed by QTX under its own trade names and trademarks; provided however that in the event STRATEC affixes or includes any trademarks, patent notices, or name or logos on the Instruments, including its documentation or within the Instrument Software, QTX shall not alter or remove such notices without STRATEC’s prior written consent.  Notwithstanding the foregoing, any STRATEC branding or copyright notice including on the Instruments or within documentation or Instrument Software must be, regarding design and location, coordinated and agreed to by the Parties in writing in advance; provided however that STRATEC shall have the right to identify and claim its intellectual property rights through customary markings included on or within the Instrument (including software) and/or documentation in a customary format that will be agreed to by the Parties.

4.5                               Manufacturing Inspection.  QTX shall have the right, upon reasonable prior notice, in no event shorter than fifteen (15) business days, to inspect all phases of the Instrument manufacturing activities, during normal Business Hours, in order to verify STRATEC’s compliance with production specifications and regulatory standards.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 5
FORECASTS, ORDERS AND DELIVERIES

5.1                               Rolling Forecast.  No later than one hundred eighty (180) days prior to the intended supply of the first Production Instrument, QTX shall provide STRATEC with QTX’s initial forecast for the twelve (12) month period commencing with the intended supply of the first Production Instrument.  During the first two (2) working days of each calendar quarter following the submission of the initial forecast, such quarter to begin on the first day of January, April, July and October, QTX shall provide STRATEC with a regular rolling forecast for the twelve (12) month period following the quarter in which the regular rolling forecast is submitted.  Each forecast shall include the anticipated number of Production Instruments and the desired delivery dates.  QTX warrants that such forecasts shall have been prepared in good faith in order to facilitate STRATEC’s timely manufacture according to the terms of this Agreement.

The number of Production Instruments included in the first quarter of each regular rolling forecast shall be deemed to have been ordered by QTX on a binding basis (Firm Purchase Order).  The number of Production Instruments included in the second quarter of each regular rolling forecast shall be deemed to be a commitment to order at —20%/+20% of those Production Instruments (by including them in the first quarter of the next rolling forecast).  The number of Production Instruments included in the third and fourth quarter of each regular rolling forecast shall be non-binding on either Party and will be provided for planning purposes only.

5.2                               Purchase Orders.  Contemporaneous with each forecast, QTX shall provide STRATEC with a purchase order reflecting its binding commitment, consistent with its Forecasts under Section 5.1, for delivery of Instruments in the first quarter of such forecast.  Such orders shall indicate the quantity of Instruments to be delivered and the requested delivery date.  STRATEC shall confirm, in a writing delivered by facsimile transmission or electronic mail to QTX, receipt of each purchase order within five (5) business days of receipt.  Within two (2) weeks of STRATEC’s receipt of each of QTX’s purchase orders, STRATEC shall inform QTX whether STRATEC can meet the proposed delivery schedule set forth in the purchase order.  In the event STRATEC is, in STRATEC’s discretion, unable to meet such proposed delivery schedule, then STRATEC will make a reasonable counterproposal to QTX setting forth a revised delivery schedule, which schedule shall be become binding upon the Parties once accepted by QTX; provided however that any possible delay of Instrument delivery by STRATEC of less than fifteen (15) days based on QTX’s initial delivery schedule shall be considered acceptable by QTX.

5.3                               Exclusivity, Minimum Purchase Commitment.  Subject to the completion of Milestone 5, as determined by the provisions of the Development Agreement with regard to the LSR Production Instruments pursuant to the Development Agreement, QTX agrees to exclusively purchase from STRATEC during the first seven (7) years after the delivery and final acceptance of the first LSR Validation Instrument a minimum quantity of [***] units of the Instruments (hereafter referred to as the “Minimum Aggregate Purchase Commitment”).

5.4                               Additional Purchase Orders.  If QTX desires to enter a bid to a potential Customer which QTX cannot fill with Instruments that it has already ordered hereunder, QTX shall consult

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

with STRATEC regarding such bid, and STRATEC shall notify QTX as to whether it will be able to deliver such Instruments within the prescribed time.

5.5                               Deliveries, Final Testing, Inspection.  Prior to any shipment of an Instrument, STRATEC will perform an internal final test (based on Shipping Criteria as defined in the Development Agreement) of each Instrument to be shipped and, if such Instrument complies with such Shipping Criteria, Stratec will issue to Quanterix a reasonably detailed certificate (each, a “Device History Record” or abbreviated “DHR”).  STRATEC agrees not to ship Instruments that do not pass the internal final test. STRATEC shall ship Instruments in accordance with (i) QTX’s shipping instructions and (ii) the DHR, including, if requested by QTX, drop shipments to its designated locations.  In the absence of specific instructions, STRATEC reserves the right to ship by the method it, in good faith, deems most appropriate to QTX’s facility.  [***] from STRATEC’s site in either Birkenfeld, Germany or Beringen, Switzerland.  QTX shall designate the shipper and all shipping charges shall be billed directly from the shipper to QTX.  QTX shall be responsible for the payment of all shipping and insurance charges.  QTX shall bear the risk of loss and cost of transportation upon pick-up by the carrier at STRATEC’s premises.

QTX may inspect each shipment of Instruments to determine if such Instruments conform to the data contained in the DHR; (the “Inspection Period”).  If within [***] days of receipt of a shipment of Instruments, QTX (or its designated recipient) performs (i) such an inspection and (ii) a mutually agreed upon initial operational starting procedure which includes a teaching and final adjustment procedure for the Instrument to rectify the industry typical initial testing deviations of the Instruments due to shipping and reasonably determines afterwards that the Instruments do not conform to the DHR (excluding any minor non-conformance that may be quickly corrected by QTX or together with STRATEC in the ordinary cause of STRATEC’s third level support within [***], then QTX shall notify STRATEC of the nonconformity prior to the end of this [***] day period, describing in detail the nonconforming characteristics of the Instruments (“Rejection Notice”).

Within five (5) business days of receiving QTX’s Rejection Notice, STRATEC will inform QTX as to whether it elects to repair or replace the Instruments to which the Rejection Notice relates (“Disposition Notice”) in accordance with the following:

(i)                                     If STRATEC elects to repair the Instruments, [***], and QTX will accept any such repaired, conforming Instruments, received by QTX within a commercially reasonable and industry typical period after STRATEC’s Disposition Notice.

(ii)                                  [***].  In the event that STRATEC determines, after consultations with QTX, that QTX’s Rejection Notice does not contain grounds for issuing such Rejection Notice, QTX shall upon request reimburse STRATEC for any documented and reasonable expenses incurred by STRATEC in connection with such repair or reshipment efforts.

5.6                               Use of Standard Forms.  In ordering and delivery of the Instruments, the Parties may employ the use of their standard forms, provided that such forms are in compliance with this Agreement.  Nothing in those forms shall be construed to modify or amend the terms of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.7                               Return and Replacement of Instrument.  If a return or replacement of an Instrument is permitted under the terms of this Agreement during the warranty period for such Instrument, all such cases shall be handled by a send back warranty, meaning the relevant sender pays, between the Parties.

5.8                               Installation of Instrument.  Installation of the purchased Instruments with Customers shall be performed by QTX or its Affiliates or distributors at their expense.

5.9                               Title.  Title to any Instrument shall pass to QTX only upon full receipt of payment of the respective STRATEC invoice in accordance with this Agreement, and not upon shipment EXW.

5.10                        Damage Claims.  All claims for loss or breakage and damage, whether concealed or obvious, must be made to the carrier by QTX within a reasonable time after receipt of the shipment, and STRATEC shall provide reasonable assistance in making claims to the carrier upon QTX’s request.  STRATEC shall not be responsible for any such breakage or damage, unless directly attributable to STRATEC’s gross negligence or willful misconduct.

ARTICLE 6
PRICING AND PAYMENT TERMS

6.1                               Pricing.

a.                                      The price of the LSR Production Instruments shall be [***] U.S. Dollars (US$ [***]) per unit and the price for the IVD Production Instrument shall be [***] U.S. Dollars (US$ [***].-) per unit, subject to the provisions of Section 2.6(c) of the Development Agreement.

b.                                      The Parties agree that the price of $[***] for LSR Instrument and the respective prices for LSR Prototypes ([***]% of LSR Instrument transfer price) and LSR Validation Instrument ([***]% of LSR Validation Instrument price) shall be based on the precondition and assumption that the PDR (in the Development Agreement) shall be based on the following:  [***].

c.                                       If any of the Parties conclude that the details of the PDR need to be amended or are technically or economically not feasible than both Parties agree to a price discussion as set forth in Section 2.6(d) of the Development Agreement.

6.2                               Price List, Price Adjustments.  The prices at which STRATEC shall sell the LSR and IVD Instrument including related equipment to QTX are set forth on Exhibit 1.  Following the [***] pursuant to Section 5.5 above, STRATEC shall have the right to request, in good faith, adjustments to such prices, as a result of documented and significant increases in material and labor costs that cannot be otherwise offset.  [***]; provided however that STRATEC may keep certain supplier and internal pricing information confidential.

6.3                               Payment.  STRATEC shall invoice QTX for each Production Instrument and Instruments upon EXW shipment of the Instrument in accordance with this Agreement.  All STRATEC invoices that are not the subject of a good faith dispute shall be paid by QTX within thirty (30) days of the date of STRATEC’s invoice.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4                               Currency.  All amounts payable under this Agreement shall be stipulated, invoiced and paid in US Dollars.

6.5                               Pricing Confidentiality.  QTX agrees to keep pricing confidential, and will not disclose such information to any third parties without STRATEC’s prior written consent, subject to the confidentiality exclusions set forth in Section 10 herein.

6.6                               Taxes, Deductions.  QTX agrees to pay all taxes, fees, value added surcharges, import and export duties, and other assessments levied by federal, state, local and other governments or countries in the Territory related to the sale, license, and distribution and support of the Instruments from QTX to its Customers under this Agreement.

6.7                               Late Payment Interest, Costs.  Interest will accrue on any delinquent amounts owed by QTX at the rate of [***] per month, or the maximum rate permitted by applicable law, whichever is less upon prior written notice of default and after QTX was given thirty (30) days to cure such default, with such interest accruing following such thirty (30) day period.  In addition, STRATEC shall be entitled, in addition to all other legal remedies available to STRATEC, to reasonable attorneys’ fees and costs as well as costs related to enforcing its delinquent amounts.

ARTICLE 7
SERVICE SUPPORT

7.1                               Instrument Support.  QTX shall provide its Customers in the Territory with installation, service and maintenance for Instruments at its own expense and responsibility.  QTX shall provide first level and second level service support. STRATEC shall provide third level support.

Support Level	Support Description
Level 1

the initial response (and any follow-up response as appropriate) to a Customer initiated support request. Level 1 Support includes initial information gathering and may include, without limitation, some or all of the following: answering product installation, configuration or usage questions; initial problem and failure information gathering; problem isolation, identification, and/or providing standard fixes and workarounds to known problems; and escalating unresolved problems to Level 2 Support.

Level 2

a second, higher level of technical support and consists of, but is not limited to, problem isolation, identification, and replication; is providing standard fixes and workarounds to known problems; ordering, obtaining and installing/ replacing defective parts; providing remedies for both new and known complex problems; and escalating unresolved problems or those requiring formal fixes to Level 3 Support.

Level 3

a level of support provided by engineering and consists of problem isolation, identification, and replication for complex problems; providing new fixes and workarounds to problems; providing remedies for both new and known complex problems; resolution of problems through generation of formal fixes

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.2                               Reliability Data.  QTX and STRATEC shall furnish each other, from time to time, but at least quarterly, with their confidential customary service and reliability data, statistics and analyses relating to failure rates, failure mechanisms and repair time of Instruments, based on each Party’s respective experience.

ARTICLE 8
SOFTWARE SUPPORT

8.1                               Defective Software Support.  QTX shall provide to STRATEC all information and documentation [***] on all identified anomalies and an indication of the degree of urgency to fix any Instrument Software problem.  Software problems which meet the criteria as defined in the FDA Medical Device Recall Authority Provisions as set forth in 21 Code of Federal Regulations Part 810 discovered by either Party shall be communicated immediately.  STRATEC will provide “workarounds” or fixes for such software anomalies using reasonable efforts in light of the urgency of same in STRATEC’s reasonable discretion provided it relates to a Defect in the Instruments.

ARTICLE 9
REPRESENTATIONS, WARRANTIES; INDEMNIFICATION

9.1                               STRATEC’s Limited Instrument Parts Warranty.  Subject to customary exclusions and limitations, STRATEC represents and warrants to QTX that the Instruments sold hereunder will materially conform to the Product Specifications as may be modified from time to time by the Parties (“Defect’s”) [***]; provided that QTX promptly notifies STRATEC in writing of any material nonconformity.  STRATEC shall not be responsible for ordinary wear and tear or prohibited use or such use which STRATEC did either not recommend in its standard manual or is considered excessive or non-intended or any labor or service expenses associated with replacing any defective parts or Instruments based on a Defect.

9.2                               [***].

9.3                               STRATEC represents that during the Term of this Agreement, the manufacture of the Production Instruments will be in material compliance with the applicable requirement of the:

(a)                                 Federal Food, Drug and Cosmetics Act, as amended, including without limitation, the then current Quality Systems Regulations (“QSR”) as established by the FDA in accordance with cGMPs covering devices regulated by each FDA Center governing the intended use of the Instrument, plasma serum protein analyzing and related diagnostic testing;

(b)                                 applicable standards of the Underwriters Laboratories or CSA;

(c)                                  international electrical safety approval, meeting the EN 61010-1:2001 Medical Electrical Equipment Standards; and

(d)                                 European CE Standards (IVDD 98/79/EC), and as mutually agreed otherwise in the PDR, PSD or otherwise in writing.  STRATEC shall not be liable for any such non-compliance in case of Instrument modifications or modifications to STRATEC’s production environment as

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

requested by QTX or by regulatory changes made after the commencement of the manufacturing of Instruments except in cases where such non-compliance is solely caused by a negligent breach of contract by STRATEC without any contributory fault or negligence of QTX.

9.4                               QTX’s Representations.  QTX represents and warrants that the Instruments purchased hereunder will generally be placed so as to fulfill the Instrument’s intended use as defined in the PDR.  QTX represents and warrants that it will not make representations of any kind to any third party related to the specifications and capabilities of the Instruments which are not supported by STRATEC’s written documentation or the specifications or STRATEC instructions.

9.5                               NO OTHER WARRANTIES.  EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR OTHER REGULATORY COMPLIANCE.

9.6                               Indemnification by STRATEC.  STRATEC shall indemnify, defend and hold harmless QTX, its Affiliates, and its respective employees, contractors and agents, from and against any liability, damage, loss, cost or expense (including, but not limited to, reasonable attorneys’ fees and court costs) (collectively, “Losses”), to the extent they arise out of or result from any Third Party claims or suits made or brought against QTX to the extent such Losses arise out of or relate to (i) STRATEC’s gross negligence, recklessness or willful and wanton conduct causing physical property damage, bodily harm or death; (ii) product liability claims causing bodily harm or death to an operational user or owner of the Instruments (not a user or a person relying on any test results generated by the Instrument) (iii) that arise out of a Third Party lawsuit or other legal action alleging infringement or misappropriation of (A) any patents published or validly in existence as of the Effective Date issued in the U.S. (excluding any software patent claims not considered patentable outside the U.S.), by the European Patent Office, or the German Patent Office, (B) copyright, or (iii) trade secret of any Third Party, related to STRATEC deliverables under this Agreement.  The foregoing indemnification obligations shall not apply to the extent that any Losses are the result of (1) QTX’s breach, gross negligence, recklessness or willful and wanton conduct, (2) instructions, information, designs or other materials furnished by QTX to STRATEC hereunder, (3) QTX’s continuing the allegedly infringing activity after or after being informed and provided with modifications that would have avoided the alleged infringement.  Stratec shall have sole control over the defense of the claim and any negotiation for its settlement or compromise; provided, however, that QTX may, at its expense, employ separate counsel to monitor (but not control) the defense and settlement of any claim.  STRATEC’s identity obligation under this Section shall not extend to claims to the extent based on:  (x) an unauthorized modification of the Instrument or its included software made by QTX where the software or Instrument without such modification would not be infringing, (y) QTX’s technical contribution during the course of development under the Development or this Agreement (“Technical Contribution”) where the Instrument or software without such QTX’s Technical Contribution would not be infringing; or (z) QTX’s use of superseded or altered version of any Instrument or software if the infringement would have been avoided by the use of subsequently revised software or Instrument and provided such new software has been provided to QTX.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.7                               Indemnification by QTX.  QTX shall indemnify, defend and hold harmless STRATEC, its Affiliates, and its respective employees, contractors and agents, from and against any Losses (i) to the extent they arise out of or result from: any Third Party claims or suits made or brought against STRATEC to the extent such Losses arise out of or relate to QTX’s gross negligence, recklessness or willful and wanton conduct, or (ii) that are awarded against STRATEC by a court of competent jurisdiction pursuant to a final judgment in favor of the owner of (A) any published patents issued in the U.S. (excluding any software patent claims not considered patentable outside the U.S.), by the European Patent Office, or the German Patent Office, (B) copyright; or (C) trade secret of any Third Party, all published or validly in existence as of the Effective Date , as a direct result of any claim of infringement of any such patent, copyright, or misappropriation of any trade secret related to the QTX’s deliverables, Pre-Existing QTX Technology or other materials provided to STRATEC under this Agreement (as defined in the Development Agreement).  The foregoing indemnification obligations shall not apply to the extent that any Losses are the result of STRATEC’s breach, gross negligence, recklessness or willful and wanton conduct.

9.8                               Conditions to Indemnification.  The indemnities set forth in this Section 9 are conditioned upon the indemnified Party’s obligations to:  (i) advise the indemnifying Party of any claim or suit, in writing, promptly after the indemnified Party has received notice of such claim or suit; provided, that failure or delay in giving such notice shall not reduce or eliminate the indemnifying Party’s obligations hereunder unless and to the extent that the indemnifying Party is actually prejudiced by such failure or delay; (ii) assist the indemnifying Party and its representatives (at the indemnifying Party’s expense) in the investigation and defense of any claim and/or suit for which indemnification is provided; and (iii) use commercially reasonable efforts to mitigate all Losses.  Neither Party shall be required to indemnify the other Party for any settlement of a claim or suit entered into without the prior written approval of the indemnifying Party, which shall not be unreasonably withheld.

9.9                               Infringement Remedies.  [***].

9.10                        Insurance.  STRATEC agrees to procure and maintain product liability insurance with respect to the Instruments and contractual liability coverage, naming QTX as an additional insured, with minimum limits in each case of an amount of [***] EURO (EURO [***]) per occurrence and [***] EURO (EURO [***]) in the aggregate.  STRATEC shall, on or before delivery of the Instruments, furnish to QTX a certificate of insurance evidencing the foregoing coverage’s and limits.  The insurance shall not be canceled or changed without adequate replacement and without providing QTX with thirty (30) day’s advance written notice of such replacement.

ARTICLE 10
CONFIDENTIAL INFORMATION, TRADEMARKS

10.1                        Confidential Information.  Prior to the execution of this Agreement STRATEC and QTX may have entered into a confidentiality agreement.  The Parties hereby agree that the following terms of this Section 10 and this Agreement shall hereby replace all the terms of any prior confidentiality agreements, if any.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.2                        Definition.  The term “Proprietary Information” includes, but is not limited to, any information, data or other material of a Party hereto, regardless of form, whether oral or written, relating to, referring to, or evidencing any technology, processes, designs, patent applications, computer programs, supplier or customer lists, or any other financial or business information of one Party, provided, however, the term “Proprietary Information” does not include any such information, data or other material if the same is:

(i)                                     In the public domain or later enters the public domain other than through breach of this Agreement by its recipient;

(ii)                                  Known to the other Party at the time of receipt as can be proved by the other Party by a written document dated prior to such time of receipt;

(iii)                               Publicly disclosed by a third party, with the prior written approval of the first Party, who received such information from the first Party;

(iv)                              Was independently developed by the receiving Party without reference or knowledge of any Proprietary Information;

(v)                                 Known to the other Party lawfully from a source other than the first Party as can be proved by the other Party by a written document; or

(vi)                              Disclosed as required by operation of law.

10.3                        Each Party shall keep in strict confidence any and all Proprietary Information and not directly or indirectly disclose it or make it available for any purpose to any person or entity other than its personnel who legitimately need to have the Proprietary Information for purposes directly related and necessary to its performance under this Agreement.  Each Party shall use such information only for the purpose of performing hereunder and shall reproduce such Proprietary Information only to extent necessary for such purpose.  Each Party represents and warrants that personnel employed by each Party that are working on this project have entered into general Confidentiality Agreements with their respective employers.

10.4                        The Parties agree that in the event of any breach by one Party of any of its obligations hereunder, the other Party will suffer irreparable harm and that monetary damages will be inadequate to compensate such Party for such breach.  Accordingly, each Party agrees that the other will, in addition to any other remedies available to it at law or in equity, be entitled to preliminary and permanent injunctive relief to enforce any such breach of the terms of this Section 10.

10.5                        All Proprietary Information, including copies thereof, shall remain the property of originator and, except as specified in this Agreement, shall be immediately returned to originator (and not used for any purposes) upon request therefor or upon any termination of this Agreement, provided that one copy may be retained for legal purposes only.  Each Party further agrees that all of its obligations undertaken pursuant to this Section 10 shall survive and continue after termination of this Agreement for any reason.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.6                        Trademarks.  Nothing in this Agreement grants to either Party the right to use or display the names, trademarks, trade dress, trade names, logos or service marks of the other Party, except to identify the Instruments and associated services of the other Party to the extent obligations are undertaken pursuant to this Agreement.  Except in the case of correspondence and proposals issued in the ordinary course of business, each Party agrees to submit to the Party for written prepublication approval, any materials which may use or display any name, trademark, trade name, logo or service mark of the other Party.  Notwithstanding the foregoing, nothing contained in this Agreement shall affect either Party’s rights to use, including but not limited to attempt to register or file any such trademarks in any jurisdiction, any trademarks, service marks or proprietary words or symbols of the other Party to properly identify the goods or services of such other Party to the extent otherwise permitted by applicable law or by written agreement between Parties.

ARTICLE 11
TERMINATION

11.1                        Termination at Will.  Either Party may terminate this Agreement upon twelve (12) months prior written notice by either Party, provided, however, except as otherwise set forth in this Section 11, neither Party may elect to terminate this Agreement prior to the later to occur of (i) the seven (7) year anniversary of the Effective Date and (ii) QTX’s purchase of the Minimum Aggregate Purchase Commitment (as defined in Section 5.3).

11.2                        Termination for Insolvency.  Either Party may terminate this Agreement by thirty (30) days prior written notice to the other Party if: (a) either Party shall become insolvent or make a general assignment for the benefit of creditors; or (b) a petition under any bankruptcy act or similar statute is filed by or against either Party and is not vacated within ten (10) days after it is filed.

11.3                        Termination for Material Breach.  Either Party may terminate this Agreement at any time for substantial breach of any of the material provisions of this Agreement upon sixty (60) days prior written notice to the other Party.  The breaching Party shall have a sixty (60) day period to cure the breach or default in accordance with this Agreement.  A second attempt by the breaching Party to cure such substantial or material breach is allowed, provided, however, that the duration of such second attempt shall not exceed twenty (20) business days.  Otherwise, if such breach or default is not cured within this total time, the non-breaching Party may terminate this Agreement immediately upon written notice to the other Party.

11.4                        Other Termination.  In addition to each Party’s right to terminate this Agreement for the other’s bankruptcy or uncured material breach, QTX will have the right to terminate this Agreement upon a change of control at QTX or the sale of substantially all of QTX’s assets or business (“Change of Control”).  If QTX terminates this Agreement following a Change of Control, or for any other reason other than an uncured breach by STRATEC of this Agreement or bankruptcy of STRATEC, then QTX shall pay as consideration to STRATEC as follows:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Supply Termination
Warrant Consideration (as
Instrument Units Shipped at	defined in the Development
Effective Time of Termination	Agreement)	Cash Consideration
[***]		[***]
[***]	[***]	[***]
[***]	[***]	[***]

Termination Costs shall include [***].

11.5                        Results of Termination.  In the event of termination of this Agreement by QTX pursuant to Section 11.2 or Section 11.3 or by STRATEC pursuant to Section 11.1, STRATEC shall provide QTX with information and documentation (to the extent not already in QTX’s possession), and reasonable technical assistance not to exceed ten (10) hours of consulting services, to transition the manufacture of Instruments to QTX or a Third Party designated by QTX, and following such termination STRATEC hereby grants to QTX a limited, non-exclusive, royalty free license to (a) access STRATEC’s software libraries in object code form only, and (b) practice other STRATEC Intellectual Property Rights that are embodied in the Instrument at the time of the termination, in each case solely for the sole purposes of manufacturing and selling (by QTX or with a Third Party) of the Instruments solely as described in the PDR and PSD.  The foregoing limited license applies only with respect to the Instruments as described in the PDR and PSD and not to any other products (including successor products) and does not grant QTX any rights to (1) any source code of STRATEC, (2) to provide any direct competitor of STRATEC with any of STRATEC’s proprietary software libraries or STRATEC Intellectual Property Rights, or (3) to make any improvements, modifications or derivatives.  Any improvements, modifications or derivatives conceived by QTX or any third party shall be solely owned by STRATEC and QTX hereby agrees to transfer or have transferred such rights to STRATEC.  STRATEC shall continue to supply Instruments, at QTX’s election, for twelve (12) months from the date that notice of such termination is given by QTX pursuant to Section 11.2 or Section 11.3 or by STRATEC pursuant to Section 11.1 against waiver of all claims for damages or other liability against STRATEC based on a breach of this Agreement.

ARTICLE 12
LIMITATION OF LIABILITY

12.1                        OTHER THAN WITH RESPECT TO A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS OR REVENUES) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, STRICT INSTRUMENT LIABILITY, INDEMNIFICATION, OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.2                        [***].

THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS SECTION 12 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 13
MISCELLANEOUS PROVISION

13.1                        Independent Contractors.  The Parties are, act, and shall act at all times as independent contractors in carrying out their respective obligations under this Agreement and nothing contained herein shall be construed, deemed or interpreted otherwise.  In performing hereunder, neither Party is an agent, employee, employer, joint venturer or partner of the other Party.  Neither Party shall enter into or incur, or hold itself out to any third party as having the authority to enter into or incur, on behalf of the other Party, any contractual expenses, liabilities or obligations whatsoever.

13.2                        Notices.  Any notice required or permitted by this Agreement shall be in writing.  Notice to a Party shall be deemed to have been given if and when delivered by either Party to the other in person or if and when mailed by registered or certified mail to the address shown below, or at such other address as each Party instead may from time to time designate in writing to the other Party.

If to QTX:	Quanterix Corporation
One Kendall Square, Suite B14201
Cambridge, MA 02139
Attention: Chief Executive Officer

With a Copy to:
Goodwin Procter LLP
53 State Street
Boston, Massachusetts 02109
Attn: Mitchell S. Bloom

If to STRATEC:	STRATEC Biomedical AG
Gewerbestrasse 37
D-75217 Birkenfeld
Germany
Attention: Vorstand / Board of Management

With a Copy to: Rechtsabteilung / Law and Patents

13.3                        Adverse Information.  The Parties hereto warrant that if either one develops or discovers adverse information regarding the development of the Instrument the other Party will be notified immediately.

13.4                        Noninterference.  Both Parties represent and warrant that no provision of this Agreement is in any way in conflict with or impairs performance of any present contractual obligation to any third party and neither Party nor any persons employed by a Party or who assists Party in the implementation of this Agreement will assume any obligation or restriction which will conflict with or prevent them from performing any of the services called for by this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.5                        Assignments, Succession and Waivers.  Except where the assignee is a successor in business or an Affiliate, this Agreement or any part thereof shall not be assignable, and any attempted assignment shall be null and void, without first obtaining the express written consent of the other Party, provided, however, that either Party may assign this Agreement to an Affiliate or to a purchaser of substantially all of the assets of the business to which this Agreement relates without the prior consent of the other Party.  This Agreement shall be binding upon and shall inure to the benefit of the Parties, their successors and permitted assignees.  No express waiver or any prior breach of this Agreement shall constitute a waiver of any subsequent breach hereof and no waiver shall be implied.

13.6                        Force Majeure.  Neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of any delay or default in such Party’s performance hereunder if such default or delay is caused by events beyond such Party’s reasonable control including, but not limited to, acts of God, acts of terrorism or other attacks launched as acts of war or, regulation or law or other action of any government or agency thereof, insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or storm, labor disturbances, or epidemic.  Each Party agrees to use its best efforts to resume its performance hereunder if such performance is delayed or interrupted by reason of such forces majeure as listed above.

13.7                        Integration.  This Agreement and the Development Agreement are intended to be executed concurrently and express the entire understanding between QTX and STRATEC with respect to the subject matter addressed and merge all prior oral discussions or written correspondence between them.  This Agreement and the Development Agreement shall be read and interpreted together.  No notification, extension, or waiver of this Agreement or any provision hereof shall be binding unless agreed to in writing by the Parties.

13.8                        Publication.  Neither Party shall disclose the existence of this Agreement or the contents thereof to the public or any third parties without the prior written consent of the other Party.  However, either Party shall have the right to disclose information, including, if applicable, the Agreement or the contents thereof, only as necessary to meet its legal obligations.  Unless required by law, the Parties hereto shall use their best effort to reach agreement on the contents and the scheduling of the public disclosure of any such information.

13.9                        Governing Law.  The present Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A.  The Parties agree that the United Nations Convention on the International Sale of Goods shall not apply to the transactions contemplated under this Agreement.  The Parties shall first attempt to resolve any dispute arising out of or relating to this Agreement in good faith through an amicable settlement.

13.10                 Legal Counsel.  Each Party is a sophisticated business entity which has involved legal counsel of its own choosing in the drafting, negotiating and concluding of this Agreement and any presumption in statutory or common law against the drafter of any particular provision herein, or against the drafter of this Agreement as a whole, shall be of no effect whatsoever and each Party covenants to, and shall, refrain from asserting or relying upon any such presumption.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.11                 Severability.  If any provision of this Agreement is held unenforceable or in conflict with the law of any jurisdiction, it is the intention of the Parties that the validity and enforceability of the remaining provisions hereof shall not be affected by such holding.

13.12                 Non-Waiver.  Failure of either Party hereto to insist on strict performance shall not constitute a waiver of any of the provisions of this Agreement or waiver of any future default of STRATEC.

13.13                 Dispute Resolution; Arbitration.

a.                                      In the event that any dispute, controversy or claim between the Parties arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding validity or termination, or performance or breach thereof, is not resolved within fifteen (15) days by the negotiations of the Steering Committee, either Party may refer such dispute, controversy or claim to the Chief Executive Officer of STRATEC and the Chief Executive Officer of QTX, or their designee, who shall, as soon as practicable, attempt in good faith to resolve the dispute, controversy or claim.

b.                                      In the event the Parties’ Chief Executive Officers (or designees) are not able to resolve such dispute within fifteen (15) days, either Party may at any time after such thirty (30) day period submit such dispute to be finally resolved by arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association pursuant to its Expedited Procedures in effect at the time, except as they may be modified herein or by agreement of the Parties.  The arbitration will be held in San Francisco, California, before a single arbitrator knowledgeable in diagnostic device development and supply arrangements.  The arbitration must commence within fifteen (15) days of the date on which a written demand for arbitration is filed by either Party.  Prompt resolution of any dispute is important to both Parties, and the Parties agree that the arbitration of any dispute shall be conducted expeditiously.  The arbitrator is instructed and directed to assume case management initiative and control over the arbitration process (including, without limitation, scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.  The arbitrator will have the power to order the production of documents by each Party and any third party witnesses; however, the arbitrator will not have the power to order the taking of depositions, the answering of interrogatories or the responses to requests for admission.  The arbitrator will not have power to award damages that are specifically excluded under this Agreement, and each Party hereby irrevocably waives any claim to such damages.  The Parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided below.  The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing Party) against any Party to a proceeding.  Any Party refusing to comply with an order of the arbitrators will be liable for costs and expenses, including attorneys’ fees, incurred by the other Party in enforcing the award.

c.                                       The arbitration proceedings shall be conducted in the English language.  All submissions to the arbitrator and any ruling or award shall be made in English and be treated as Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Information.  Any award of the arbitrator shall be final and binding upon the Parties, their successors and permitted assigns and all other Parties to this Agreement, their successors and permitted assigns.  The Arbitration Parties waive to the fullest extent permitted by law any rights to appeal to, or to seek review of such award by, any court or tribunal.  Judgment on the award may be entered in any court of competent jurisdiction.  Notwithstanding the foregoing to the contrary, in the case of temporary or preliminary injunctive relief related to the ownership or dispute directly related to Intellectual Property Rights or Confidential Information, any Party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm.

13.14                 Headings.  All Sections and paragraph captions or titles are intended only for reference purposes and are without contractual significance or effect.

13.15                 Survivability.  Sections 1; 3.4; 3.5; 3.6; 6.3 (for Instruments properly shipped under this Agreement prior to termination or expiration); 6.4; 6.5; 6.6; 6.7; 9, 10; 11; 12 and 13 shall survive termination of this Agreement regardless of reason for termination.

13.16                 Injunctive Relief.  The Parties agree that injunctive relief is appropriate in enforcing the confidentiality provisions of this Agreement.  In the event of any such action to construe this provision, the prevailing Party will be entitled to recover, in addition to any charges fixed by the court, its costs and expenses of suit, including reasonable attorney’s fees.

13.17                 Counterparts.  This Agreement may be executed in one or more copies, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument; however, this Agreement shall have no force or effect until executed by both Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date:

QUANTERIX CORPORATION		STRATEC Biomedical Systems AG

By:	/s/ Martin Madaus	By:	/s/ Marcus Wolfinger
Name:	Martin Madaus	Name:	Marcus Wolfinger
Title:	Chairman and CEO	Title:	CEO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1
Price List

1.                                      LSR Instrument Price (per unit)

[***]

2.                                      ND Instrument Price (per unit)

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1-1